EXHIBIT 10.13

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CLINICAL RESEARCH SERVICES AGREEMENT

THIS CLINICAL RESEARCH SERVICES AGREEMENT (“Agreement”) made this 12th day of October 2006 (“Effective Date”), by and between CHEMOCENTRYX, INC., a Delaware corporation with its principal executive offices located at 850 Maude Avenue, Mountain View, CA 94043 (“Sponsor”), and KENDLE INTERNATIONAL INC., with its principal executive offices located at 441 Vine Street, 1200 Carew Tower, Cincinnati, OH 45202 (“Kendle”). Kendle and Sponsor may each be referred to individually as a “Party,” and collectively, as “Parties.”

WHEREAS, Sponsor is engaged in the development, manufacture, distribution, and sale of pharmaceutical products; and

WHEREAS, Kendle is a contract research organization engaged in the business of managing clinical research programs; and

WHEREAS, Sponsor wishes to retain the services of Kendle to perform clinical research services in connection with the clinical research programs conducted by Sponsor, as more fully set forth in various project specific addenda; and

WHEREAS, Kendle is willing to provide such services to Sponsor in accordance with the terms and conditions of this Agreement and attached project addenda.

NOW, THEREFORE, for good and valuable consideration, the exchange, receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1.	SERVICES.

1.1 In the event that the Parties shall reach agreement with respect to a particular clinical research program (each, a “Study”) for a particular molecule that is proprietary to Sponsor (each, a “Study Drug”), the Parties shall execute a project addendum substantially in the form attached as Exhibit A (each, a “Project Addendum”) for said Study, and such Project Addendum shall be attached and incorporated into this Agreement. Each Project Addendum, along with this Agreement and the protocol describing such Study (each, a “Protocol”, as more specifically defined in the applicable Project Addendum) shall collectively constitute the entire agreement for the specific Study, independently from other Project Addenda. No Project Addendum shall be attached to this Agreement without first being executed by the Parties. To the extent any terms set forth in a Project Addendum shall conflict with the terms set forth in this Agreement, the terms of this Agreement shall control unless it is otherwise specifically set forth in the Project Addendum that certain terms of the Project Addendum shall control.

1.2 Kendle shall perform services as set forth in the “Services” section of each Project Addendum attached to this Agreement (“Services”). Kendle shall provide said Services in strict compliance with this Agreement, the applicable Project Addendum, the applicable Protocol, the written instructions of the Sponsor, Kendle’s Standard Operating Procedures (“SOPs”) which, if requested by Sponsor in writing, shall be made available to Sponsor for its review, and all applicable national, supranational, state, provincial and local laws, rules, and regulations, including, without limitation, (a) the Health Insurance Portability and Accountability Act of 1996, and the regulations promulgated pursuant thereto (“HIPAA”); (b) the Federal Food, Drug and Cosmetics Act and the regulations promulgated pursuant thereto, including, without limitation, 21 C.F.R. Parts 11, 50, 54, 56 and 312; (c) the Declaration of Helsinki; (d) the EU Data Protection Directive 95/46/EC and any applicable national legislation promulgated thereunder and any and all laws applicable in the countries in which such collection and processing would occur (“Data Protection Legislation”) and (d) the current good clinical practices set forth by any national, multi-national, supranational or other governmental body with jurisdiction over the applicable Study (the foregoing, collectively, “Applicable Laws”).

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1.3 Any and all obligations of the Sponsor which Sponsor desires to transfer to Kendle in accordance with 21 C.F.R. 312.52 shall be specifically labeled in the Project Addendum as “Transferred Obligations under 21 C.F.R. 312.52”, and Kendle shall assume the responsibility for such transferred obligations hereunder as “Sponsor” under the Federal Food, Drug and Cosmetic Act. Kendle agrees to carry out diligently all transferred obligations. Sponsor will retain all obligations not specifically transferred to Kendle pursuant to this Section.

1.4 In the event that Kendle is requested or required by Sponsor to perform services beyond those which are specifically set forth in a Project Addendum, any such additional services and an associated compensation schedule must be mutually agreed upon by the Parties, prior to the provision of said services, in writing expressly referencing the applicable Project Addendum. Said mutually agreed upon writing shall be an addendum to the applicable Project Addendum and the services set forth therein shall be deemed to be Services as the term is used in this Agreement.

2.	COMPENSATION AND PAYMENT.

2.1 Payment for Services, Pass-Through Costs, and Investigator Invoices.

(a) For its performance under this Agreement, Kendle shall receive compensation for Services as set forth in an applicable Project Addendum which shall be incorporated herein by reference. The Parties acknowledge and agree that the total costs for Services performed and Pass-Through Costs (as defined below) incurred with respect to a particular Project Addendum shall not exceed the figure for total project costs specified in such Project Addendum without the prior written approval of Sponsor.

(b) Sponsor shall reimburse Kendle for all reasonable, necessary out-of-pocket expenses actually incurred in connection with the performance of the Services with respect to a Project in accordance with this Agreement and the applicable Project Addendum, including, without limitation, travel expenses incurred in accordance with Kendle’s standard global travel policies, shipping and postage costs, copying and printing fees, copyright fees, third party drug storage and distribution fees, required Institutional Review Board or similar board or committee fees and other “pass through” expenses identified in the applicable Project Addendum, including, without limitation, all expenses due and payable to any approved sub-contractor under Section 4.2 hereof (collectively, the “Pass-Through Costs”).

2.2 The Parties acknowledge and agree that the Services provided by Kendle may require specific payment, invoicing and currency management structures which shall be set forth in each applicable Project Addendum. Payment shall be in accordance with such payment, invoicing and currency management structures in each such Project Addendum unless such Project Addendum specifically references the Basic Payment Structure in Section 2.2(a) below.

(a) Basic Payment Structure. Unless specifically stated otherwise in an individual Project Addendum, Kendle shall submit to Sponsor an itemized monthly invoice describing the Services performed by Kendle with respect to a Study, the charges for such Services and all Pass-Through Costs paid by Kendle. Each such invoice shall be in a substantially similar format as the payment structure required under the applicable Project Addendum, such that the amounts invoiced can be traced, item by item, to the payments authorized under the applicable Project Addendum. Invoices reflecting Pass-Through Costs shall be accompanied by appropriate documentation for all such Pass-Through Costs. Sponsor shall pay undisputed amounts of each monthly invoice within thirty (30) days of receipt of said invoice. If Sponsor disputes any portion of an invoice, then Sponsor shall notify Kendle, and payment for

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disputed amounts shall not be due until the Parties resolve such dispute. The Parties shall initially attempt to informally resolve any such dispute arising under this Section 2.2 through discussions between representatives of each Party possessing the authority to resolve such dispute. Any such dispute not resolved by such informal discussions within thirty (30) days of the commencement thereof will be referred to the [CEOs] of the Parties who will actively, reasonably and in good faith meet and negotiate a resolution over the next thirty (30) days. If after conclusion of such negotiation the Parties have failed to resolve such dispute, such dispute shall be finally settled in accordance with Article 21.

2.3 Invoices shall be sent to:

ChemoCentryx, Inc.

Attn: Accounts Payable

850 Maude Avenue

Mountain View, CA 94043

Or via e-mail to: acountspayable@chemocentryx.com

2.4 Any sums due Kendle for additional services performed pursuant to Section 1.4 of this Agreement shall be paid according to the terms of said Section 1.4.

2.5 Except as hereinafter set forth in Section 2.6(b), in the event any Project Addendum, or this Agreement, is terminated pursuant to Article 3 below, Kendle shall be compensated for all fees for Services actually performed and costs incurred as of the effective date of termination. Additionally, Kendle shall be reimbursed any and all uncancellable obligations as regards third parties, provided that Kendle shall promptly provide notice and relevant information concerning all such uncancellable third party obligations into which it enters during the term of this Agreement on an ongoing basis. In the event of termination pursuant to Article 3 below, compensation for partially completed milestones shall be made on a time and materials basis. Any funds held by Kendle which shall be shown by Sponsor to be unearned at the date of termination shall be returned to Sponsor within forty-five (45) days of termination of this Agreement.

2.6 Termination Costs.

(a) In the event that Sponsor suspends, terminates early or reduces in scope a Study, in addition to any and all other compensation and reimbursement due under this Agreement, Sponsor shall pay to Kendle the non-cancelable costs and expenses which are actually incurred as a result of said early termination or reduction in scope, including by way of example but not limited to, unforeseen down time and reassignment of Kendle dedicated Study personnel (“Termination Expenses”). Such Termination Expenses shall be supported by competent documentation and shall not exceed the percentage of the total remaining fees specified in the applicable Project Addendum covering such Study that have not already been paid to Kendle (excluding Pass-Through Costs) that Kendle would have received pursuant to this Agreement had the Study continued at its full scope until completion. Kendle shall use commercially reasonable efforts to minimize any Termination Expenses.

(b) Kendle acknowledges that early termination by Sponsor of a Project Addendum or this Agreement under Section 3.2(a) may cause Sponsor to incur significant costs associated with transferring performance of the Services to another provider. Accordingly, if Sponsor terminates a Project Addendum pursuant to Section 3.2(a), the Parties agree that Kendle shall have a single opportunity to re-perform, at Kendle’s sole cost and expense, all such Services which were rendered invalid as a direct result of the material breach, unless the Parties mutually agree in good faith that Kendle would not be able to re-perform such Services within the timeline and in accordance with the criteria set forth in the relevant Project Addendum.

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2.7 Payments to Kendle shall be made to:

Kendle International Inc.

1200 Carew Tower

441 Vine Street

Cincinnati, OH 45202

Tax ID# 31-1274091

2.8 Taxes (and any penalties thereon) imposed on any payment made by Sponsor to Kendle shall be the responsibility of Kendle.

3.	TERM AND TERMINATION.

3.1 The term of this Agreement shall commence as of the Effective Date and end upon completion of the Services unless earlier terminated in accordance with this Article 3. This Agreement shall be renewable upon terms and conditions mutually acceptable to the Parties hereto. Project Addenda shall commence upon the date of complete execution by the Parties and shall terminate upon the completion of Services specified therein unless earlier terminated in accordance with Section 3.2.

3.2 The Parties may terminate this Agreement or any Project Addendum solely as set forth below. The termination of this Agreement by either Party shall automatically terminate any and all Project Addenda, unless otherwise agreed to by the Parties in writing. The termination of any or all Project Addenda shall not automatically terminate this Agreement, unless otherwise agreed to by the Parties in writing.

(a) Either Party may terminate this Agreement or any Project Addendum upon thirty (30) days prior written notice to the other Party of such Party’s material breach of this Agreement or a Project Addendum, provided that the breaching Party does not cure such breach within thirty (30) days of its receipt of such notice.

(b) Either Party hereto may terminate this Agreement immediately upon the occurrence of an “Insolvency Event” with respect to the other Party. For purposes of this Agreement, “Insolvency Event” shall mean (1) a Party or any of its subsidiaries shall commence a voluntary proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial Party of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing; (2) an involuntary case or other proceeding shall be commenced against a Party or any of its subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or (3) an order for relief shall be entered against a Party or any of its subsidiaries under the federal bankruptcy laws now or hereafter in effect.

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(c) Sponsor may terminate this Agreement or any Project Addendum with or without cause immediately upon written notice to Kendle, including, without limitation, for any of the following: identification of any medical risk to Study participants; a showing that the Study Drug is not effective; or termination or suspension of the Study by the regulatory authority having jurisdiction over either Party or the conduct of the Study.

3.3 Upon termination of this Agreement or any Project Addendum pursuant to this Article 3, Kendle shall cooperate with Sponsor to provide for an orderly wind-down of the affected Services provided by Kendle hereunder, and Kendle shall be compensated as set forth in Article 2 above.

3.4 The obligations of the Parties contained in Articles [***], [***], [***], [***], [***], [***], [***], [***], [***], [***] and [***] shall survive the expiration or termination of this Agreement.

4.	PERSONNEL.

4.1 Each Project Addendum shall identify a project team (“Project Team”) that shall be responsible for directing Kendle’s performance of the Study that is the subject of such Project Addendum. The Project Team shall keep Sponsor fully informed of the progress of the Study that is the subject of the applicable Project Addendum. Kendle shall make no changes to the Project Team for a Study without Sponsor’s prior written consent, such consent not to be unreasonably withheld. In addition to the foregoing, Kendle shall be obligated at all times to provide a sufficient number of trained clinical research personnel on a given Study to meet the demands of said Study.

4.2 Kendle shall not subcontract any Services without the prior written consent of Sponsor, such consent not to be unreasonably withheld. Sponsor shall have the right to review and pre-approve contracts with any such subcontractors, and such contracts shall, at a minimum, contain terms substantially similar to those in this Agreement with respect to compliance with law, obligations of confidentiality and non-use of Confidential Information, ownership and allocation of intellectual property rights and indemnification obligations. Any subcontractor and/or affiliate to which Kendle contemplates subcontracting Services shall be named in each applicable Project Addendum. Upon consent from Sponsor, Kendle shall have the right to provide all or any part of the Services for a Project through an Affiliate of Kendle, in which case such affiliate shall execute the applicable Project Addendum and shall be deemed to have executed this Agreement and agreed to be bound by the terms and conditions hereof. “Affiliate of Kendle” shall mean an entity which can provide the Services and which controls, is controlled by or is under common control with Kendle. Notwithstanding anything to the contrary, Kendle remains responsible for the performance of any of its obligations under this Agreement that it delegates to a subcontractor or Affiliate of Kendle.

4.3 [***], neither Party shall recruit, hire or employ any personnel of the other who is material to the performance of the particular Study without the prior written consent of the other Party, except if such recruitment, hiring or employment results directly from a general solicitation for employment placed in a trade journal, newspaper or website. Notwithstanding the foregoing, should the Sponsor hire any of Kendle’s employees with whom the Sponsor comes into contact as a result of the Study, the Sponsor shall pay Kendle twenty percent (20%) of such employee’s salary as a recruitment fee.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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5.	CONFIDENTIALITY.

5.1 During the term of this Agreement and for a period of ten (10) years thereafter, Kendle agrees to hold all information obtained from Sponsor, whether in oral or written form, or generated or created by Kendle as a result of performing the Services under this Agreement, including, without limitation, all commercial, scientific, medical and technical information and data relating to Sponsor, a Study Drug or a Study (all such data and information together with any information derived therefrom, exclusive of computer software and code developed by Kendle unless specifically included by the terms of the relevant Project Addendum, to be referred to herein as “Sponsor Confidential Information”), in strict trust and confidence.

5.2 During the term of this Agreement and for a period of ten (10) years thereafter, Sponsor agrees to hold all confidential or proprietary information obtained from Kendle (other than Sponsor Confidential Information), including, without limitation, confidential commercial, scientific, medical and technical information relating to Kendle (hereinafter “Kendle Confidential Information”), in strict trust and confidence.

5.3 “Confidential Information” of a disclosing Party shall mean Kendle Confidential Information or Sponsor Confidential Information, as applicable. Confidential Information shall not include any information to the extent that such information can be shown by competent written proof to be:

(a) now in the public domain or subsequently enters the public domain through no fault of the receiving Party, or its employees, agents or approved subcontractors;

(b) presently known or becomes known to the receiving Party through its own independent sources; or

(c) received by the receiving Party from any third party not under any obligation to keep such information confidential.

5.4 Each receiving Party may use or disclose Confidential Information of the disclosing Party to the extent such use or disclosure is required by law or regulation. If either receiving Party is required to make such a disclosure, then that Party shall notify the other Party to allow such other Party to assert whatever exclusions or exemptions that may be available under such law or regulation. Additionally, the receiving Party shall reasonably assist the other Party in securing confidential treatment of such Confidential Information, prior to its disclosure, in consultation with that Party (whether through protective orders or otherwise, and disclose only the minimum necessary to comply with such law or regulation.

5.5 Each receiving Party agrees that it will use any Confidential Information of the disclosing Party only as required to provide the Services and to exercise its rights under this Agreement. Each receiving Party shall not use any Confidential Information of the disclosing Party for any other purpose without the prior written consent of the disclosing Party. Each receiving Party agrees not to disclose any of the Confidential Information of the disclosing Party to any third party without first obtaining the written consent of the disclosing Party. Each receiving Party further agrees to take all reasonable steps to ensure that the Confidential Information of the disclosing Party shall not be used by the directors, officers, employees, agents, representatives and advisors of the receiving Party, except on like terms of confidentiality as aforesaid, and that it shall be kept fully private and confidential by them.

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5.6 Each receiving Party agrees that upon the expiration or earlier termination of this Agreement or, at the disclosing Party’s written request, it shall (and shall cause its directors, officers, employees, agents, representatives and advisors to) return to the disclosing Party all parts of its Confidential Information provided by it in documentary form and return or destroy any copies thereof made by the receiving Party, its directors, officers, employees, agents or representatives. Notwithstanding the foregoing, each Party may retain one (1) copy of the Confidential Information of the disclosing Party solely as is reasonably necessary for regulatory purposes, subject to the ongoing obligation to maintain the confidentiality of such Confidential Information.

5.7 Each receiving Party acknowledges that disclosure or distribution of the disclosing Party’s Confidential Information, or the use of the disclosing Party’s Confidential Information contrary to the terms of this Agreement, may cause irreparable harm for which damages at law may not be an adequate remedy, and agrees that the provisions of this Agreement prohibiting disclosure or distribution of the disclosing Party’s Confidential Information or use contrary to the provisions hereof may be specifically enforced by a court of competent jurisdiction in addition to any and all other remedies available at law or in equity.

5.8 All Confidential Information containing personal data shall be handled in accordance with all applicable law, including without limitation HIPAA and the Data Protection Legislation.

6.	INTELLECTUAL PROPERTY.

6.1 Neither anything contained herein nor the delivery of any Confidential Information to Kendle shall be deemed to grant Kendle any right or licenses under any patents or patent applications or to any know-how, technology or inventions of Sponsor.

6.2 Kendle understands and agrees that the underlying rights to the intellectual property and materials that are the subject of any Study hereunder, including but not limited to all property rights in any Study Drug, belong solely to Sponsor and that data, information, inventions or discoveries (whether or not patentable or registrable under patent, copyright or similar laws) and materials related to any Study Drug, Study or Protocol or otherwise derived as a direct or indirect result of the performance of the Services, whether generated by Sponsor, Kendle, any Investigators or their agents or employees, either solely or jointly with others, are the sole property of Sponsor (“Inventions”). Kendle shall disclose to Sponsor in writing any and all Inventions (collectively, “Sponsor Property”) in each case within forty-five (45) working days of such Invention’s conception or making. All such Sponsor Property, and any information with respect thereto, shall be deemed to be Confidential Information subject to the provisions in Article 5. All Sponsor Property, and improvements thereto or to other proprietary inventions of Sponsor, shall be the sole and exclusive property of Sponsor, and Kendle shall have no right, title or interest therein.

6.3 Subject to Section 6.2, Sponsor acknowledges that Kendle possesses certain inventions, processes, technology, know-how, trade secrets, improvements, other intellectual property and other assets, including, without limitation, those related to data collection, data management processes, laboratory analyses, analytical methods, procedures and techniques, computer technical expertise and software (including codes) which have been independently developed before the Effective Date without the benefit of or reliance on any information or materials provided by Sponsor and do not relate to any Study Drug (collectively, the “Kendle Property”). All Kendle Property and improvements thereto are the sole and exclusive property of Kendle, and Sponsor shall have no right, title or interest therein, except that Kendle hereby grants to Sponsor a worldwide, royalty-free, non-exclusive license, sublicensable to Sponsor’s affiliates and development and/or commercialization partners (exclusive, however, of other clinical research organizations), to use such Kendle Property internally and solely for the purpose for

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which the Kendle Property was developed, and on the data for which the Kendle Property was developed, in the course of developing, making, having made, using, selling, offering for sale and importing Sponsor’s proprietary products incorporating the Study Drug.

6.4 Kendle and its employees and agents shall, upon Sponsor’s request and at Sponsor’s expense, execute such documents and take such other actions as Sponsor deems are reasonably necessary for Sponsor to obtain ownership of Sponsor Property and to apply for, secure, and maintain patent or other proprietary protection of such Sponsor Property.

6.5 Kendle agrees that Sponsor will own and have the unrestricted free right to use or disclose for all purposes the material, data and information generated or created directly and solely as part of the Services; provided, however, that such unrestricted free right to use shall not pertain to computer software code unless specifically agreed upon in writing by the Parties. Kendle represents and warrants that it is entitled to deliver the material, data and information to be delivered as part of the Services hereunder for Sponsor’s free use.

7.	PUBLICATION.

Kendle may not publish any articles or make any presentations relating to the Services or referring to data, information or materials generated as part of the Services, in whole or in part, without the prior written consent of Sponsor.

8.	INDEMNIFICATION.

8.1 Sponsor shall indemnify Kendle, its directors, officers, and employees (collectively, “Kendle Indemnitees”) for any and all damages, costs, expenses and other liabilities, including reasonable attorney’s fees and court costs, incurred in connection with any third party claim, action or proceeding to the extent shown by a court of competent jurisdiction to have arisen from or relate to the Kendle Indemnitees’ performance of the Services under this Agreement or any Project Addendum; provided, however, that Sponsor shall have no obligation hereunder with respect to any claim, action or proceeding to the extent shown by a court of competent jurisdiction to have arisen from or relate to: (a) the negligence or intentional misconduct on the part of any Kendle Indemnitee; (b) breach by any Kendle Indemnitee of any of its obligations under this Agreement, including all material and relevant provisions of the Protocol; or (c) violation by any Kendle Indemnitee of Applicable Laws.

8.2 Kendle shall indemnify Sponsor, its directors, officers and employees for any and all damages, costs, expenses and other liabilities, including reasonable attorney’s fees and court costs, incurred in connection with any third party claim, action or proceeding to the extent shown by a court of competent jurisdiction to have arisen from or relate to: (a) the negligence or intentional misconduct on the part of any Kendle Indemnitee; (b) breach by any Kendle Indemnitee of any of its obligations under this Agreement, including all material and relevant provisions of the Protocol; or (c) violation by any Kendle Indemnitee of Applicable Laws.

8.3 Any Party obligated to provide indemnification hereunder shall be entitled, at its option, to control the defense and settlement of any claim on which it is liable, provided that such Party with the obligation to indemnify shall act reasonably and in good faith with respect to all matters relating to the settlement or disposition of the claim as the disposition or settlement relates to the Party being indemnified. The indemnified Party shall reasonably cooperate in the investigation, defense and settlement of any claim for which indemnification is sought hereunder and shall provide prompt notice of any such claim or reasonably expected claim to the indemnifying Party. An indemnified Party shall have the right to retain its own separate legal counsel at its own expense; provided, however, without the

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indemnifying Party’s prior written consent, the indemnified Party shall make no admission to, or any settlement or agreement with, any person or party who is any manner related to any claim, action or proceeding for which indemnification may be sought hereunder.

8.4 Neither Party nor its affiliates, nor any of their respective directors, officers, employees or agents shall have any liability of any type (including, but not limited to, contract, negligence, and tort liability), for any special, incidental, indirect or consequential damages, including, but not limited to the loss of opportunity, loss of use, or loss of revenue or profit, in connection with or arising out of this Agreement, any Project Addendum, or the Services contemplated hereunder, even if such damages may have been foreseeable to such party. In addition, in no event shall the collective, aggregate liability (including, but not limited to, contract, negligence and tort liability) of Kendle and its affiliates and its and their respective directors, officers, employees and agents under this Agreement or any Project Addendum hereunder exceed the amount of the Budget for a particular Project Addendum from which such liability arose. Notwithstanding the foregoing, the limitations on liability set forth in this Section 8.4 shall not apply to liabilities arising out of a Party’s indemnification obligations under this Article 8, or to liabilities arising from a Party’s breach of its obligations under Article 5 (Confidentiality) or Article 6 (Intellectual Property) hereof.

9.	INDEPENDENT CONTRACTOR RELATIONSHIP.

The Parties are independent contractors and nothing contained in this Agreement shall be construed to place them in the relationship of partners, principal and agent, employer/employee or joint venturer. Both Parties agree that they shall neither have the power or right to bind or obligate the other, nor shall either hold itself out as having such authority.

10.	CONFLICTS.

Kendle represents and warrants to Sponsor that Kendle is not a Party to any agreement which would prevent it from fulfilling its obligations under this Agreement.

11.	PUBLICITY.

Except as required by law, neither Party shall use the name of the other Party nor of any employee of the other Party in connection with any publicity without the prior written approval of the other Party.

12.	FORCE MAJEURE/DELAYS.

In the event either Party shall be delayed or hindered in or prevented from the performance of any act required hereunder by reasons of strike, lockouts, labor troubles, restrictive government regulations, riots, insurrection, war, Acts of God, inclement weather or other regulatory reason or cause beyond such Party’s control, then performance of such act shall be excused for the period of such delay. Any timelines affected by such force majeure shall be extended for a period equal to that of the delay and any affected Study budgets shall be adjusted as appropriate to reflect increases or decreases in costs. Notice of the start and stop of any such force majeure shall be provided to the other Party.

13.	RECORD STORAGE.

13.1 During the term of this Agreement, Kendle shall maintain all materials and all other data obtained or generated by Kendle in the course of providing the Services hereunder, including all computerized records and files, in a secure area reasonably protected from fire, theft and destruction.

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Kendle shall cooperate with any internal review or audit by Sponsor and make available to Sponsor for examination and duplication, during normal business hours and at mutually agreeable times, all documentation, data and information relating to a Study.

13.2 At the expiration or termination of this Agreement and upon written instruction of Sponsor, all materials and all other data and information obtained or generated by Kendle in the course of providing the Services hereunder shall, at Sponsor’s option, be: (a) delivered to Sponsor at its offices in Mountain View, CA in such form as is then currently in the possession of Kendle; (b) retained by Kendle for Sponsor for a period of three years; or (c) disposed of, at the direction and written request of Sponsor, unless such materials are otherwise required to be stored or maintained by Kendle as a matter of law or regulation. Sponsor shall have sole responsibility for the costs of shipping of the materials referred to herein. Sponsor shall retain and be responsible for the performance of any carrier designated by Sponsor for the shipping of materials. In no event shall Kendle dispose of any materials or data or other information obtained or generated by Kendle in the course of providing the Services hereunder without first giving Sponsor sixty (60) days prior written notice of its intent to do so. Notwithstanding the foregoing, Kendle may retain one (1) copy of any the materials referred to herein as are deemed reasonably necessary, by Kendle and Sponsor, for regulatory and legal archival purposes, subject to its ongoing obligation to maintain the confidentiality of such materials.

14.	DEBARMENT.

14.1 Kendle hereby certifies that it has not been, and covenants that it will not be, debarred, and has not been convicted of a crime which could lead to debarment, under the Generic Drug Enforcement Act of 1992, 21 United States Code Section 306(a) or (b). In the event that Kendle or any of its officers, directors, or employees under contract to perform services under a Study becomes debarred or receives notice of action or threat of action with respect to its debarment, Kendle shall notify Sponsor immediately.

14.2 Kendle hereby certifies that it has not utilized, and covenants that it will not knowingly utilize, the services of any individual or entity in the performance of services under this Agreement that has been debarred or that has been convicted of a crime which could lead to debarment under the Generic Drug Enforcement Act of 1992, 21 United States Code Section 306(a) or (b). In the event that Kendle receives notice of the debarment or threatened debarment of any such individual or entity, Kendle shall notify Sponsor immediately.

15.	Notices.

Any notice required or permitted to be given hereunder by either Party hereunder shall be in writing and shall be deemed given on the date received if delivered personally or by fax or five (5) days after the date postmarked if sent by registered or certified U.S. mail, return receipt requested, postage prepaid to the following address:

If to Kendle:	Kendle International Inc.	If to Sponsor:	ChemoCentryx, Inc.
	441 Vine Street		850 Maude Avenue
	1200 Carew Tower		Mountain View, CA 94043
	Cincinnati, OH 45202		Attn: Vice President, Medical and
	Attn: General Counsel		Clinical Affairs
	Tel: 1-800-733-1572		Tel: (650) 210-2900
	Fax: 513-381-5870		Fax: (650) 210-2910

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16.	SEVERANCE.

If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, provided the surviving agreement materially comports with the Parties’ original intent.

17.	WAIVER.

Waiver or forbearance by either Party or the failure by either Party to claim a breach of any provision of this Agreement or to exercise any right or remedy provided by this Agreement or applicable law, shall not be deemed to constitute a waiver with respect to any subsequent breach of any provision hereof.

18.	ENTIRE AGREEMENT.

This Agreement, including any approved Project Addenda, represents the complete and entire understanding between the Parties regarding the subject matter hereof and supersedes all prior negotiations, representations or agreements, either written or oral, regarding this subject matter, provided, however, that the surviving provisions of that certain Letter of Intent dated August 23, 2006 by and between Kendle and Sponsor shall remain in full force and effect. No changes or modifications of this Agreement shall be deemed effective unless in writing and executed by the Parties.

19.	AVOIDANCE OF CONFLICTS OF INTEREST.

For any Studies conducted internally by Kendle without the involvement of any third party Sites, Kendle shall complete and shall ensure that all investigators and other researchers engaged in each such Study shall each individually complete the Disclosure of Financial Interests and Arrangements as attached at Exhibit B and return it to Sponsor. For any Studies conducted by Kendle in conjunction with third party Sites, Kendle shall ensure that all investigators and researchers engaged in each such Study shall each individually complete a Disclosure of Financial Interests and Arrangements in a form acceptable to Sponsor and materially similar to the one attached hereto as Exhibit C. All such disclosures shall be referred to as “Disclosures.” Sponsor shall hold such Disclosures in confidence and shall only use such Disclosures in meeting FDA regulatory requirements under 21 C.F.R. Part 54. Failure to return completed Disclosure(s) to Sponsor may result in Sponsor terminating this Agreement. By completing the Disclosure, Kendle certifies that the Disclosure supplied is truthful and accurate. In the event that circumstances change during the Study and the Disclosure submitted by Kendle is no longer truthful and accurate, Kendle agrees to promptly submit to Sponsor updated Disclosure(s) reflecting the new circumstances.

20.	ASSIGNMENT.

This Agreement, including any Project Addendum, may not be assigned by either Party without the prior written consent of the other Party, provided, however, the Parties may assign this Agreement to a successor to the Party’s business interests. Any attempted assignment of this Agreement not in compliance with this Section 20 shall be null and void. No assignment shall relieve either Party of the performance of any accrued obligation that such Party may then have under this Agreement. This Agreement shall inure to the benefit of and be binding upon each Party hereto, its successors and permitted assigns, subsidiaries and affiliates.

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21.	ARBITRATION.

In the event that any dispute arises hereunder or with respect to the Services to be provided as set forth herein, the Parties agree to submit such dispute to non-binding arbitration by the Judicial Arbitration & Mediation Services, Inc. (J.A.M.S.) or a similar private judging service employing retired judges; provided, however that disputes regarding the validity, scope or enforceability of patents shall be submitted to a court of competent jurisdiction in the country where such patent has issued. If such dispute is not resolved through such non-binding arbitration, then either or both Parties shall be free to pursue all remedies available to it under law or equity.

22.	CONSTRUCTION.

No rule of strict construction will be applied in the interpretation or construction of this Agreement. The Article and Section headings are included in this Agreement merely for convenience of reference, and they are not to be considered part of this Agreement or used in the interpretation of this Agreement. When used in this Agreement, “including” means “including without limitation.” Whenever a Party’s consent or approval is required under this Agreement, such Party may grant or deny its consent or approval in its sole and absolute discretion. Subject to Article 12, time is “of the essence” in the performance of obligations under this Agreement. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the parties. In the event of any conflict or ambiguity between this Agreement and any Project Addendum, Schedules, Exhibits or other document relating to the subject matter, this Agreement will control; provided, however, that in the event of a conflict between the payment, invoicing, or currency management provisions of a Project Addendum and this Agreement, the payment, invoicing, and currency management provisions in such Project Addendum shall control. In the event of any conflict or ambiguity between any particular Project Addendum and its related Schedules, the applicable Project Addendum will control.

23.	COUNTERPARTS.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument. Counterparts may be signed and delivered by facsimile, each of which shall be binding when executed.

IN WITNESS WHEREOF, this Agreement has been executed by the Parties through their duly authorized officers as of the Effective Date.

ACCEPTED:KENDLE INTERNATIONAL, INC.		CHEMOCENTRYX, INC.

By:	/s/ Karl Brenkert III	By:	/s/ Thomas Schall, Ph.D.

Authorized Representative		Authorized Representative

Name:	Karl Brenkert III	Name:	Thomas Schall, Ph.D.
Title:	Senior Vice President & CFO	Title:	President & CEO
Date:	October 13, 2006	Date:	21 Nov 2006

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PROJECT ADDENDUM

ChemoCentryx, Inc. (“Sponsor”) and Kendle International Inc. (“Kendle”) have entered into a Clinical Research Services Agreement dated October 12, 2006 (“Master Agreement”) which provides in Section 1.1 that a Project Addendum be entered into by the Parties to set out with specificity the Services to be performed by Kendle and the compensation to be provided by Sponsor to Kendle with respect to a Study to be performed under the Master Agreement. The terms and conditions set forth herein are pursuant to and governed by the Master Agreement. Capitalized terms used in this Project Addendum shall have the meaning set forth in the Master Agreement.

The Master Agreement effective as of October 12, 2006 is hereby incorporated by reference. To the extent any terms or conditions set forth in this Project Addendum conflict with the terms and conditions of the Master Agreement, the terms and conditions of the Master Agreement shall control, unless specifically set forth otherwise in this Project Addendum.

Further, the Parties entered into a Letter of Intent (“Letter Agreement”) effective as of August 23, 2006, under which Kendle performed certain Preliminary Services (as that term is defined in the Letter Agreement) related to the Study that is the subject of this Project Addendum. In accordance with Section 10(a) of the Letter Agreement, to the extent that any of the Preliminary Services set forth in the Letter Agreement are included as part of the Services set forth in this Project Addendum and have already been paid for by Sponsor under the Letter Agreement, Sponsor shall not be required to pay any additional sums for such Preliminary Services.

The term of this Project Addendum shall commence on the date set forth on the last page of this Project Addendum (“Effective Date”) and shall end on the earlier of the following events: (1) the completion of the Services by Kendle; or (b) the expiration or earlier termination of the Master Agreement or the earlier termination of this Project Addendum.

I.	Description of Services

A. Protocol:

“A Multinational Double Blind, Placebo-Controlled, Parallel Group Study to Evaluate the Efficacy and Safety of CCX282-B in Subjects with Moderate to Severe Crohn’s Disease.”

B. Assumptions

The table below and the endnotes which follow summarize the assumptions used for the key cost drivers for Sponsor’s project. Certain assumption changes may result in a revision in costs. If this situation appears likely, it will be discussed fully with Sponsor. Notwithstanding the foregoing, as set forth in Section 2.1(a) of the Master Agreement, in no event shall the total costs for the Services performed and the Pass-Through Costs incurred with respect to this Project Addendum exceed the “Contract Grand Total” set forth in this Project Addendum without Sponsor’s prior written consent.

[***]

(The remainder of page 13 and pages 14-19 are redacted.)

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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[***]

Endnotes for Project Assumptions

GENERAL:

[***]

(The remainder of page 20 and page 21 are redacted.)

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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[***]

II.	Project Team for the Study

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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[***]

III.	Timeline for Performance Services

[***]

IV.	Description of Transferred Obligations

[***]

(The remainder of page 23 and pages 24-25 are redacted.)

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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[***]

V.	Budget

[***]

(The remainder of Page 26 and pages 27-28 are redacted.)

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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Investigator Payments

To manage Investigator Payments, the Parties agree to comply with the following payment procedures:

1.	Promptly following the Effective Date of this Project Addendum, Kendle shall establish an escrow account (“Escrow Account”) and Sponsor shall deposit US $[***] in such Escrow Account within thirty (30) days after such Escrow Account has been established. Kendle shall be authorized to draw from such Escrow Account and use such funds to make Investigator Payments solely as permitted under this Project Addendum, the Master Agreement, and Sponsor’s written instructions.

2.	Promptly after the balance of the Escrow Account falls below US $[***] (or such other minimum amount that the Parties may agree upon in writing), Kendle shall provide a forecast to Sponsor showing the amounts estimated in good faith to be due on Investigator Payments for the next sixty (60) days. Sponsor shall deposit such estimated amount in the Escrow Account within fifteen (15) days of receipt of such estimate; provided, however, that in no event shall the total amount in such Escrow Account exceed US $[***] without the mutual written agreement of the Parties.

Optional Budget — Patient Access and Retention

If the Optional Services are requested, ChemoCentryx and Kendle will enter into an amendment under Section 1.4 of the Master Agreement to include the optional services and fees into this Agreement.

[***]

**	Estimates. Actual expenses will be billed as pass-through.

Additional work by Kendle, undertaken at the written request of the Sponsor, or the Sponsor’s failure to communicate all relevant policies and procedures on a timely basis or modifications of such policies and procedures once work has begun, will result in charges over and above the stated contract amounts at Kendle’s hourly rates.

VI.	Schedule of Payment

A.	Payments

Kendle Fees

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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[***]

Pass Through Expenses	[***]

All Pass Through expenses will be billed in accordance with Article 2 of the Master Agreement.

B.	Sponsor billing address and billing contact person information:

Send invoices to:	Remit payments to:

ChemoCentryx, Inc.	Kendle International Inc.
850 Maude Avenue	1200 Carew Tower, 441 Vine Street
Mountain View, CA 94043	Cincinnati, OH 45202
Attn: Accounts Payable	Attn: Controller
Phone: 1-650-210-2900	Phone: 1-800-733-1572

C.	Currency exchange rate fluctuation.

1. Since pricing and subsequent invoicing are denominated in U.S. dollars while at least a portion of expenditure on the services provided will arise in one or more different currencies, and the contract pricing totals do not include a margin to cover currency exchange rate fluctuations (“CERF”), the parties agree to review CERF’s every three months throughout the term of this Task Order.

2. The contract pricing is based on the following exchange rates: 1 US dollar = .787419 Euro = .529296 GBP = 1.127367 CAD. Provided no currency in which expenditure occurs increases or decreases by more than 3% with respect to the original pricing currency, (same as in 1 above), the review will conclude that no adjustment to the original pricing is required in relation to the services provided to that date.

3. Where a CERF between the U.S. dollar and any other currency of expenditure exceeds 3%, one party will have the potential for gain and the other will have the potential for unacceptable and unintentional loss. Both parties agree that where this occurs it will be necessary to adjust the pricing of the services to eliminate any loss which would otherwise be incurred by the CRO or Sponsor through no fault of either party.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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4. Sponsor agrees that if a CERF produces an unscheduled loss not specifically included in the contract price, Sponsor will agree to a positive price adjustment (i.e. a payment to the CRO) in relation to the services affected, with the effect of offsetting this loss in its entirety.

D. The CRO agrees that if a CERF produces an unscheduled gain not included in the contract price, the CRO will agree to a negative price adjustment (i.e. a reduction in price) in relation to the services affected, with the effect of offsetting this gain in its entirety. In the calculation of the adjustments referred to above, the % CERF will be multiplied by the proportion of service pricing that is denominated in the currencies that have been subject to the CERF, and these services will then be invoiced at the adjusted prices until reviewed by the parties.

AGREED TO AND ACCEPTED BY

Kendle International Inc.		ChemoCentryx, Inc.

Name:	/s/ Anthony Forcellini	Name	/s/ Thomas Schall, Ph.D.
Title:	Anthony Forcellini	Title:	President & CEO
	VP Strategic Development	Date:	21 Nov 2006
& Corporate Treasurer
Date:	11/30/2006

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FIRST AMENDMENT TO PROJECT ADDENDUM

THIS FIRST AMENDMENT TO THE PROJECT ADDENDUM (“Amendment”) is made and entered into as of January 18, 2007 (the “Amendment Date”) by and between KENDLE INTERNATIONAL INC., with its principal executive offices located at 441 Vine Street, 1200 Carew Tower, Cincinnati, OH 45202 (“Kendle”), and CHEMOCENTRYX, INC., a Delaware corporation with its principal executive offices located at 850 Maude Avenue, Mountain View, California 94043 (“Sponsor”). PPD and Sponsor may each be referred to individually as a “Party,” and collectively, as “Parties.”

WHEREAS, Kendle and Sponsor entered into a certain Clinical Research Services Agreement (the “Agreement”) dated October 12, 2006; and

WHEREAS, pursuant to Section 1.1 of the Agreement, the Parties entered into a Project Addendum (the “Project Addendum”) dated November 30, 2006 for the purposes of setting forth the responsibilities and obligations of the Parties in regards to conducting a certain clinical research program; and

WHEREAS, Pursuant to Section 1.4 of the Agreement, the Parties wish to enter into this Amendment to the Project Addendum for the purpose of modifying the scope of the Services (as that term is defined in Section 1.2 of the Agreement) to be performed by Kendle pursuant to the Project Addendum upon the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration contained herein, the exchange, receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1. The table setting forth the “Assumptions” in Section I.B of the Project Addendum (“Assumptions”) is deleted in its entirety and replaced by the table attached to this Amendment as Exhibit A.

2. The language set forth in Section II of the Project Addendum (“Project Team for the Study”) is deleted in its entirety and replaced by the following: “Pursuant to Section 4.1 of the Master Agreement, the individuals identified on Attachment A to this Project Addendum shall serve as the Project Team for the Study.” Attachment A to the Project Addendum is provided as Exhibit B to this Amendment.

3. The table setting forth the “Critical Milestones” and “Estimated Date” in Section III of the Project Addendum (“Timeline for Performance of Services”) is deleted in its entirety and replaced by the table attached to this Amendment as Exhibit C.

4. The table set forth in Section IV of the Project Addendum (“Description of Transferred Obligations”) is deleted and replaced in its entirety by the following:

[***]

(The remainder of page 32 and pages 33-34 are redacted.)

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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[***]

5. The budget provided in Section V of the Project Addendum (“Budget”) is deleted in its entirety and replaced by the Budget attached hereto as Exhibit D. For purposes of clarity, the sums set forth in the column titled “Amend#1 Value” represent the total fees for the additional Services that are the subject of this Amendment, and the sums set forth in the column titled “Contract & Amendment 1 Value USD” represent the total fees for all Services to be performed by Kendle for the Study under the Project Addendum, as amended. Pursuant to Section 2.1(a) of the Agreement, the total costs incurred with respect to the Project Addendum, as amended, shall not exceed the “Grand Total” provided in the Budget attached hereto as Exhibit D without Sponsor’s prior written approval. In addition, and without limitation on the foregoing, the total Pass-Through Costs (as that term is defined in Section 2.1(a) of the Agreement) incurred with respect to the Project Addendum, as amended, shall not exceed $[***] without Sponsor’s prior written approval.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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6. The Parties acknowledge and agree that Sponsor has paid Kendle $[***] for Services provided prior to the Amendment Date. Sponsor shall deduct this amount from the first payment due under the payment schedule provided in Section 7 of this Amendment.

7. The table provided in Section VI.A (“Schedule of Payment – Kendle Fees”) is deleted in its entirety and replaced by the following table:

[***]

*	Enrollment percentages are based on a total of 327 patients for Induction period and 423 for Maintenance period.

8. The figure “$[***]” in Section VI.A (“Schedule of Payment – Pass Through Expenses”) is deleted and replaced by the figure “$[***]”.

9. Currency exchange rate fluctuation.

a) Since pricing and subsequent invoicing are denominated in U.S. dollars while at least a portion of expenditure on the services provided will arise in one or more different currencies, and the contract pricing totals do not include a margin to cover currency exchange rate fluctuations (“CERF”), the parties agree to review CERF’s every three months throughout the term of this Task Order.

b) The contract pricing is based on the following exchange rates: 1 US dollar = .771939 Euro = .506758 GBP = 1.17377 CAD. Provided no currency in which expenditure occurs increases or decreases by more than 3% with respect to the original pricing currency, (same as in 1 above), the review will conclude that no adjustment to the original pricing is required in relation to the services provided to that date.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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c) Where a CERF between the U.S. dollar and any other currency of expenditure exceeds 3%, one party will have the potential for gain and the other will have the potential for unacceptable and unintentional loss. Both parties agree that where this occurs it will be necessary to adjust the pricing of the services to eliminate any loss which would otherwise be incurred by the CRO or Sponsor through no fault of either party,

d) Sponsor agrees that if a CERF produces an unscheduled loss not specifically included in the contract price, Sponsor will agree to a positive price adjustment (i.e. a payment to the CRO) in relation to the services affected, with the effect of offsetting this loss in its entirety.

e) The CRO agrees that if a CERF produces an unscheduled gain not included in the contract price, the CRO will agree to a negative price adjustment (i.e. a reduction in price) in relation to the services affected, with the effect of offsetting this gain in its entirety. In the calculation of the adjustments referred to above, the % CERF will be multiplied by the proportion of service pricing that is denominated in the currencies that have been subject to the CERF, and these services will then be invoiced at the adjusted prices until reviewed by the parties.

10. The section titled “Optional Budget – Patient Access and Retention” in Section V is deleted in its entirety.

11. Notwithstanding anything to the contrary in this Amendment, the Project Addendum, or the Agreement, each of the Services identified in the budget attached as Exhibit D under “Patient Access & Retention” and those designated as “PAR” in the section on “Pass Through Estimates” shall be considered individually and will only be performed by Kendle upon prior mutual written agreement between the Sponsor and Kendle. In the event that Kendle performs such Services without Sponsor’s prior written approval, no amounts shall be due to Kendle for such Services.

12. Except as specifically set forth herein, all other terms and conditions contained in the Project Addendum shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed and delivered by the Parties hereto by their duly authorized officers as of the Amendment Date.

KENDLE INTERNATIONAL INC.		CHEMOCENTRYX, INC.

By:	/s/ Karl Brenkert III	By:	/s/ Thomas Schall, Ph.D.
Name:	Karl Brenkert III	Name	Thomas Schall, Ph.D.
Title:	Senior Vice President & CFO	Title:	President & CEO

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EXHIBIT A

ASSUMPTIONS

The table below and the endnotes which follow summarize the assumptions used for the key cost drivers for Sponsor’s project. Certain assumption changes may result in a revision in costs. If this situation appears likely, it will be discussed fully with Sponsor. Notwithstanding the foregoing, as set forth in Section 2.1(a) of the Master Agreement, in no event shall the total costs for the Services performed and the Pass-Through Costs incurred with respect to this Project Addendum exceed the “Contract Grand Total” set forth in this Project Addendum without Sponsor’s prior written consent.

[***]

(The remainder of page 38 and pages 39-46 are redacted.)

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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[***]

Endnotes for Project Assumptions

GENERAL:

[***]

(The remainder of page 47 and pages 48-50 are redacted.)

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT B

PROJECT TEAM FOR THE STUDY

Pursuant to Section 4.1 of the Master Agreement, the following individuals shall serve as the Project Team for the Study that is the subject of this Project Addendum:

[***]

(The remainder of page 51 and page 52 are redacted.)

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT C

TIMELINE FOR PERFORMANCE OF SERVICES

CRO and Sponsor shall cooperate and use their best efforts to meet the timelines set forth below.

[***]

(The remainder of page 53 is redacted.)

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT D

BUDGET

[***]

(The remainder of page 54 and pages 55-56 are redacted.)

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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[***]

**Estimates. Actual expenses will be billed as pass-through

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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Additional work by CRO, undertaken at the written request of the Sponsor, or the Sponsor’s failure to communicate all relevant policies and procedures on a timely basis or modifications of such policies and procedures once work has begun, will result in charges over and above the stated contract amounts at CRO’s hourly rates.

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